                                 ENTREMED, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 30, 1997

To the Stockholders:

         Notice is hereby given that the Annual Meeting of the Stockholders of EntreMed, Inc. (the "Company") will be held on June 30, 1997, at 10:00 a.m. local time at the Gaithersburg Marriott Washingtonian Center, 9751 Washington Boulevard, Gaithersburg, Maryland 20878. The Annual Meeting is called for the following purposes:

         1.      To elect a board of eight directors;

         2. To approve and ratify an amendment to the Company's Amended and Restated 1996 Stock Option Plan, increasing from 516,667 to 1,266,667 the number of shares of Common Stock reserved for issuance;

         3. To consider and act upon proposed amendments to the Certificate of Incorporation to provide for the classification of the Company's Board of Directors into three classes;

         4. To approve and ratify the appointment of Ernst & Young LLP as the independent auditors of the Company; and

         5. To consider and take action upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

         The close of business on May 20, 1997 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. The stock transfer books of the Company will not be closed.

         All stockholders are cordially invited to attend the Annual Meeting. Whether or not you expect to attend, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.


                                By Order of the Board of Directors,

                                John W. Holaday, Ph.D.
                                Chairman, President and Chief Executive Officer

Dated: May 23, 1997

                                 ENTREMED, INC.
                      9610 MEDICAL CENTER DRIVE, SUITE 200
                           ROCKVILLE, MARYLAND  20850
                                (301) 217-9858

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 30, 1997


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of EntreMed, Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders to be held at the Gaithersburg Marriott Washingtonian Center, 9751 Washington Boulevard, Gaithersburg, Maryland 20878 on June 30, 1997, at 10:00 a.m. and for any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any stockholder giving such a proxy has the power to revoke it at any time before it is voted.
Written notice of such revocation should be forwarded directly to the Secretary of the Company at the above stated address. Attendance at the Annual Meeting will not have the effect of revoking the proxy unless such written notice is given or the stockholder votes by ballot at the Annual Meeting.

         If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the directions thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted in favor of the actions described in this Proxy Statement, including the election of the director nominees set forth under the caption "Election of Directors", the approval and ratification of an amendment to the Amended and Restated 1996 Stock Option Plan (the "1996 Plan"), the adoption of certain amendments to the Certificate of Incorporation to provide for the classification of the Company's Board of Directors into three classes and the approval and ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company.

         The approximate date on which this Proxy Statement and the accompanying form of proxy will first be mailed or given to the Company's stockholders is May 23, 1997.

         Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the Annual Meeting. If you do attend, you may vote by ballot at the Annual Meeting, thereby cancelling any proxy previously given.

                               VOTING SECURITIES

         Holders of record of shares of Common Stock, par value $.01 per share (the "Shares"), as of the close of business on May 20, 1997, are entitled to notice of and to vote at the Annual Meeting on all matters. On the record date there were issued and outstanding 12,101,634 Shares. Each outstanding Share is entitled to one vote upon all matters to be acted upon at the Annual Meeting.
A majority of the outstanding Shares entitled to vote on any matter and represented at the Annual Meeting in person or by proxy shall constitute a quorum.

         Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If a stockholder, present in person or by proxy, abstains on any matter, the stockholder's Shares will not be voted on such matter. Thus, an abstention from voting on any matter has the same legal effect as a vote "against" the matter, even though the stockholder may interpret such action differently. Except for determining the presence or absence of a quorum for the transaction of business, broker non-votes are not counted for any purpose in determining whether a matter has been approved and, therefore, will have no effect on the vote.

         Assuming a quorum is present, (i) the affirmative vote of a plurality of the Shares so represented and entitled to vote is required to elect the director nominees, (ii) the affirmative vote of a majority of the Shares so represented and entitled to vote, excluding broker non-votes, is necessary to ratify the amendment to the Company's Amended and Restated 1996 Stock Option Plan and to approve and ratify the appointment of Ernst & Young LLP as the independent auditors of the Company and (iii) the affirmative vote of the holders of at least a majority of the outstanding Shares is required to approve the amendment to the Certificate of Incorporation to provide for the classification of the Company's Board of Directors into three classes. If approved, the amendment to the Certificate of Incorporation will become effective upon the filing with the Secretary of State of the State of Delaware of a Certificate of Amendment to the Certificate of Incorporation of the Company, which filing is expected to occur shortly after the approval, if any, of such amendment.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth, as of May 20, 1997 (except as otherwise footnoted below), certain information concerning stock ownership of all persons known by the Company to own beneficially 5% or more of the Shares, each director or director nominee, each executive officer named under "Executive Compensation and Other Matters" and all directors and executive officers of the Company as a group.

                             NAME OF                        AMONG AND NATURE OF        PERCENTAGE OF
                         STOCKHOLDER (1)                  BENEFICIAL OWNERSHIP(1)    OUTSTANDING CLASS
                         ---------------                  -----------------------    -----------------
        John W. Holaday, Ph.D.  . . . . . . . . . . . .                983,567(2)           7.95%
        Carl R. Alving, M.D.  . . . . . . . . . . . . .                775,235(3)           6.40
        Donald S. Brooks  . . . . . . . . . . . . . . .                 45,001(4)            *
        Bart Chernow, M.D.  . . . . . . . . . . . . . .                703,917(3)           5.81
        Samuel R. Dunlap, Jr. . . . . . . . . . . . . .                432,567(5)           3.47
        Leo Einck, Ph.D.  . . . . . . . . . . . . . . .                 42,667(6)            *
        Edward R. Gubish, Ph.D. . . . . . . . . . . . .                 83,083(7)            *
        Lee F. Meier                                                    33,334(8)            *
        Mark C.M. Randall . . . . . . . . . . . . . . .                 45,001(9)            *
        Leon E. Rosenberg, M.D. . . . . . . . . . . . .                     0(10)           --
        Wendell M. Starke . . . . . . . . . . . . . . .               282,336(11)           2.32
        Bristol-Myers Squibb Company                                1,319,443(12)          10.52
           P.O. Box 4000
           Princeton, New Jersey 08543  . . . . . . . .
        D.H. Blair Investment Banking Corp.                         1,000,000(13)           8.26
           44 Wall Street
           New York, New York 10005 . . . . . . . . . .
        Steve Gorlin                                                  695,575(14)           5.75
           5115 New Peachtree Road
           Suite 200
           Chamblee, Georgia  30341 . . . . . . . . . .
        All executive officers and directors of the                 3,541,791(15)          26.79
           Company as a group (11 persons)  . . . . . .

________________
*Less than 1%

(footnotes on following page)

(1) Beneficial ownership is defined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally means the power to vote and/or to dispose of the securities regardless of any economic interest therein.

(2) Includes 273,335 shares issuable upon exercise of options and warrants which are exercisable within 60 days and 126,666 shares held by a limited partnership of which Dr. Holaday is the general partner. Does not include 208,334 shares issuable upon exercise of options not exercisable within 60 days.

(3) Includes 15,002 shares issuable upon exercise of options which are exercisable within 60 days.

(4) Includes 45,001 shares issuable upon exercise of options which are exercisable within 60 days.

(5) Includes 364,999 shares issuable upon exercise of options and warrants which are exercisable within 60 days. Does not include 100,000 shares issuable upon exercise of options not exercisable within 60 days.

(6) Includes 41,667 shares issuable upon exercise of options which are exercisable within 60 days. Does not include 61,667 shares issuable upon exercise of options not exercisable within 60 days.

(7) Includes 82,083 shares issuable upon exercise of options which are exercisable within 60 days. Does not include 102,917 shares issuable upon exercise of options not exercisable within 60 days.

(8) Consists of shares issuable upon exercise of warrants which are exercisable within 60 days held by an entity the general partner of which is an entity in which Mr. Meier serves as Managing Director.

(9) Includes 45,001 shares issuable upon exercise of options which are exercisable within 60 days. Does not include 20,000 shares issuable upon exercise of options not exercisable within 60 days.

(10) Does not include shares beneficially owned by Bristol-Myers Squibb Company, of which Dr. Rosenberg is the Senior Vice President, Scientific Affairs. Dr. Rosenberg disclaims beneficial ownership of any shares held by Bristol-Myers Squibb.

(11) Includes 88,984 shares issuable upon exercise of options and warrants which are exercisable within 60 days. Does not include 40,761 shares owned by various family members of Mr. Starke, as to which Mr. Starke disclaims beneficial ownership.

(12) Includes 444,444 shares issuable upon exercise of warrants which are exercisable within 60 days.

(13) Excludes (i) an aggregate of 389,459 shares owned by the spouse, adult children and grandchildren of J. Morton Davis, the sole stockholder of D.H. Blair Investment Banking Corp. ("Blair") and (ii) an aggregate of 7,998 shares owned by the Vice Chairman of Blair and his children, as to all of which shares Blair disclaims beneficial ownership. Also excludes an aggregate of 1,061,563 shares owned by Steve Gorlin and June Gorlin, Mr. Gorlin's former wife, 861,563 shares of which are subject to the Gorlin Pledge (as defined below).


(14) Based on a Form 13-G filed by Mr. Gorlin in February 1997. Includes 76,669 shares issuable upon exercise of options which are exercisable within 60 days. Such options were previously exercised, although such exercise was subsequently rescinded. In addition, a portion of the shares owned by Mr. Gorlin are pledged to Blair and J. Morton Davis to secure obligations owed by Mr. Gorlin to Blair (the "Gorlin Pledge"). Such shares may be voted by Mr. Gorlin until such time as a default occurs under the Gorlin Pledge or the underlying obligation. Does not include 381,192 shares owned by June Gorlin, as to which Mr. Gorlin disclaims beneficial ownership.

(15) Includes 1,117,659 shares issuable upon exercise of options and warrants which are exercisable within 60 days. Does not include 569,334 shares issuable upon exercise of options not exercisable within 60 days.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

         At the Annual Meeting, eight directors will be elected by the stockholders to serve until the next Annual Meeting of Stockholders or until their successors are elected and shall qualify. With the exception of Lee F. Meier, each of the nominees is currently a director of the Company. Management recommends that the persons named below be elected as directors of the Company and it is intended that the accompanying proxy will be voted for the election as directors of the ten persons named below, unless the proxy contains contrary instructions. The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy have advised that they will vote for the election of such person or persons as shall be designated by management.

         If the amendment to the Certificate of Incorporation to provide for a Classified Board of Directors (see "Proposal 3") is approved, the Board of Directors will be divided into three classes. This Meeting will be the first election of directors after the amendment which created the Classified Board. Accordingly, at the Meeting, three directors will be elected for a term expiring at the Company's fiscal 1997 Annual Meeting, three directors for terms expiring at the fiscal 1998 Annual Meeting, and two directors for a term expiring at the fiscal 1999 Annual Meeting and, in each case, until their successors are duly elected and qualified. At each Annual Meeting after 1997, directors will be elected to succeed those directors whose terms then expire, and each person so elected will serve for a three-year term.

         If the amendment to the Certificate of Incorporation is not approved, all of the directors elected at the Meeting will serve one-year terms until the fiscal 1997 Annual Meeting and until their successors are duly elected and qualified.

         The following sets forth the names and ages as of May 20, 1997 of the eight nominees for election to the Board of Directors, their respective principal occupations or employment during the past five years and the period during which each has served as a director of the Company.


                                       DIRECTOR          PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
     NOMINEE                AGE         SINCE                     DURING THE PAST FIVE YEARS
     -------                ---         -----                     --------------------------
NOMINEES FOR TERMS EXPIRING IN 2000

John W. Holaday, Ph.D.       51          1992        Co-founder of the Company and President and Chief Executive Officer and
                                                     a director since August 1992 and its Chairman of the Board since November
                                                     1995. From May 1989 to August 1992, he was a co-founder of Medicis
                                                     Pharmaceutical Corp. where he served as Scientific Director, Senior Vice
                                                     President for Research and Development and director. From 1968 to 1989, he served at the Walter Reed Army Institute of Research, where he founded the
                                                     Neuropharmacology Branch in 1980. Dr. Holaday currently serves as a director of CytImmune Sciences, Inc, a privately-

                                                     held bioassay research and marketing company, and as an officer and fellow in several biomedical societies, and has authored and edited numerous scientific articles in journals and books. His current academic positions include Associate Professor of Anesthesiology and Critical Care Medicine and
                                                     Senior Lecturer in Medicine at The Johns Hopkins University of Medicine,
                                                     Baltimore, Maryland; Adjunct Professor of Pharmacology and Psychiatry at the
                                                     Uniformed Services University School of Medicine, Bethesda, Maryland; and
                                                     Clinical Assistant Professor of Surgery at the University of Connecticut
                                                     Health Center, Farmington, Connecticut.

Wendell M. Starke            55          1994        Director of the Company since April 1994. Mr. Starke is a Chartered Financial
                                                     Analyst and a Chartered Investment Counselor. Mr. Starke was President of
                                                     INVESCO Capital Management, Inc. from 1979 to 1991 and has been its Chairman since 1991. In 1992, he became Chairman of INVESCO, Inc., the parent company of INVESCO Capital Management and other INVESCO money management subsidiaries with 1996 year-end assets of over $75 billion under management in the United States. Mr. Starke also serves as a member of the Board,
                                                     Global Chief Investment Officer and Chairman of the Global Asset Allocation
                                                     Committee of INVESCO, PLC, the London-based parent company of the worldwide
                                                     INVESCO organization.

NOMINEES FOR TERMS EXPIRING IN 1999

Bart Chernow, M.D.           49          1992        Co-founder of the Company and a director since the Company's inception. Dr.
                                                     Chernow has served as Physician-in-Chief at Sinai Hospital of Baltimore since 1990 and as a Professor of Medicine, Anesthesiology and Critical Care
                                                     at The Johns Hopkins University School of Medicine part-time since 1990. Dr.
                                                     Chernow is the Editor-in-Chief of the Journal of Critical Care Medicine.
                                                     From 1987 to 1990. Dr. Chernow was the Director of the Henry K. Beecher
                                                     Memorial Research Laboratories and Attending Physician of Critical Care
                                                     (anesthesia) at the Massachusetts General Hospital, Harvard Medical School,
                                                     where he also served as an Associate Professor.

Samuel R. Dunlap, Jr.        47          1992        Executive Advisor and a director to the Company since August 1992. Mr.
                                                     Dunlap also has (i) served as Chairman of Dunlap & Partners, Ltd., a financial consulting firm in Atlanta, Georgia, since October 1988, (ii)
                                                     served as a director of Credit Depot Corporation, of which he was a founder, since December 1986, (iii) served as Vice President of MEDigital, Inc. since
                                                     August 1996, (iv) from 1992 through 1996, served as a director to First
                                                     Pacific Networks, Inc., a publicly-held telecommunications company, (v)
                                                     served as a director and a consultant of Golf Training Systems, Inc., a public company, from August 1994 until December 1995 and (vi) served as a director from July 1991 until February 1994 and an Executive Advisor from
                                                     July 1991 until November 1994 of Tapistron

                                                     International, Inc. From April 1986 until December 1988, Mr. Dunlap served as Executive Vice President and director of CytRx Corporation, a publicly-held pharmaceutical company ("CytRx") of which he was a founder.
                                                     Mr. Dunlap also served as Executive Vice President of Elan Pharmaceutical
                                                     Research Corp., a publicly-held company, from August 1982 to December 1983 and President and a director of such entity from January 1984 to January
                                                     1985.

Mark C.M. Randall            34          1996        Director of the Company since April 1996. Since 1985, Mr. Randall has been associated with Sarasin International Securities Limited, London, England, a
                                                     wholly-owned subsidiary of Bank Sarasin & Cie, a private bank based in
                                                     Switzerland, where he has been Director since 1994.

NOMINEES FOR TERMS EXPIRING IN 1998

Donald S. Brooks             61          1996        Director of the Company since April 1996. Since July 1993, Mr. Brooks has been a practicing attorney with the law firm Carella Byrne Bain Gilfillan
                                                     Cecchi Stewart & Olstein, Roseland, New Jersey, which represents the Company on certain matters. Prior thereto, Mr. Brooks was employed by Merck & Co.,
                                                     Inc. for 27 years, most recently, from 1986 to 1993, as Senior Counsel. From
                                                     1980 to 1985, Mr. Brooks served as a U.S. employer delegate to the Chemical
                                                     Industries Committee International Labor Organization in Geneva,
                                                     Switzerland.

Leon E. Rosenberg, M.D.      64          1996        Director of the Company since January 1996. Dr. Rosenberg was named Senior
                                                     Vice President, Scientific Affairs of Bristol-Myers Squibb Company in
                                                     January 1997. For the previous five and one-half years, he served as the
                                                     President of Bristol-Myers Squibb Pharmaceutical Research Institute. From
                                                     1984 to September 1991, Dr. Rosenberg served as the dean of the Yale
                                                     University School of Medicine. Dr. Rosenberg is a member of the National
                                                     Academy of Sciences and serves on the Board of Directors of
                                                     Research!America, SEQ Ltd., Somatic Therapy Corporation, Cadus
                                                     Pharmaceutical Corporation and the Whitehead Institute for Biomedical
                                                     Research. He is on the Board of Participants of the Intercompany
                                                     Collaboration for AIDS Drug Development and Chairman of its Scientific
                                                     Panel.

Lee F. Meier                 50        Nominee       Nominee for Director.  Since 1984, Mr. Meier has served as the founder and Managing Director of Meier Mitchell & Company, an investment banking firm specializing in debt and lease financing to emerging growth companies.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINATED DIRECTORS, AND SIGNED PROXIES WHICH ARE RETURNED WILL BE SO VOTED UNLESS OTHERWISE INSTRUCTED ON THE PROXY CARD.

BOARD AND COMMITTEE MEETINGS

         The Board of Directors of the Company held four meetings during the fiscal year ended December 31, 1996 ("fiscal 1996") and took action by unanimous written consent on five occasions. Each of the directors attended at least 75% of the meetings of the Board of Directors and the committees thereof on which such director served that were held during fiscal 1996.

         The Board of Directors has three standing committees. These are the Executive Committee, the Audit Committee and the Compensation Committee.

         The Executive Committee acts as a liaison between management and the Board of Directors and is responsible for all matters that arise between regular meetings of the Board of Directors, to the extent permitted by Delaware law. The Executive Committee which currently consists of three directors, Messrs. Holaday, Dunlap and Starke, held seven meetings during fiscal 1996.

         The Audit Committee reviews, with the Company's independent auditors, the scope and timing of their audit services and any other services they are asked to perform, their report on the Company's financial statements following completion of their audit and the Company's policies and procedures with respect to internal accounting and financial controls. In addition, the Audit Committee makes annual recommendations to the Board of Directors for the appointment of independent public accountants for the ensuing year. The Audit Committee, which currently consists of two directors, Messrs. Brooks and Randall, held one meeting during fiscal 1996.

         The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company, reviews general policy matters relating to compensation and benefits of employees of the Company and administers the Company's stock option plans. The Compensation Committee, which currently consists of three directors, Messrs. Brooks, Dunlap and Starke, held two meetings during fiscal 1996.

COMPENSATION OF DIRECTORS

         Directors of the Company receive a fee of $2,000 per in-person meeting attended and are reimbursed for expenses actually incurred in connection with attending such meetings. Directors are also awarded initial grants of non-qualified stock options to purchase 15,000 shares of Common Stock upon joining the Board of Directors and annual grants of non-qualified stock options to purchase 5,000 shares of Common Stock. In addition, each member of the Audit Committee and the Compensation Committee will receive annual grants of non-qualified stock options to purchase 1,000 shares of Common Stock and each member of the Executive Committee will receive annual grants of non-qualified stock options to purchase 5,000 shares of Common Stock. All such automatic grants will be awarded on July 1, 1997. In addition, each director (except for Dr. Rosenberg, who has declined all option grants including automatic grants) received certain option grants in fiscal 1996, as described in "Participation in the Plans" set forth under Proposal 2.

         The Company entered into a three year consulting agreement with Samuel
R. Dunlap commencing January 1, 1996 that provides for annual payments of $90,000. See "Certain Transactions."


                    EXECUTIVE COMPENSATION AND OTHER MATTERS

         The following summary compensation table sets forth the aggregate compensation paid or accrued by the Company to the Chief Executive Officer and to executive officers whose annual compensation exceeded $100,000 for fiscal 1996 (collectively, the "named executive officers") for services during the fiscal years ended December 31, 1996 and 1995:

                           SUMMARY COMPENSATION TABLE

                              ANNUAL COMPENSATION


                                                                              LONG TERM        ALL OTHER
                                                                             COMPENSATION       COMPEN-
                                                  SALARY      BONUS             AWARDS          SATION
NAME AND PRINCIPAL POSITION          YEAR           ($)         ($)         OPTIONS (NO.)         ($)
---------------------------------------------------------------------------------------------------------
John W. Holaday, Ph.D.               1996        250,000       80,000           105,000        18,221(1)
     Chairman, President and Chief   1995        200,000      100,000           270,001        18,369(1)
     Executive Officer

Edward R. Gubish, Ph.D.              1996        140,000       42,000            75,000         5,670(2)
   Vice President, Regulatory        1995        126,600       10,750            70,000         5,818(2)
   and Clinical Development

Leo Einck, Ph.D.                     1996        100,100       21,500            20,000              --
   Vice President,                   1995         91,000       10,750            10,000         5,818(2)
   Extramural Programs

Carol A. Nacy, Ph.D.                 1996        166,083           --                --       190,000(3)
   Former Executive Vice President   1995        175,000       60,750           166,667              --

 John C. Thomas, Jr.                 1996         96,880       21,500            38,000              --
   Secretary/Treasurer               1995         48,220        3,170             6,667         5,818(2)

___________________________

(footnotes on following page)

(1) $12,551 of such amount represents the premiums paid by the Company with respect to a split-dollar life insurance policy on the life of Dr. Holaday. Premiums paid by the Company on such policy are treated as non-interest bearing advances to the insured for the policy. The initial proceeds of any death benefit are required to be used to repay the indebtedness, and the balance of the insurance proceeds are payable as designated by the insured. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements." The remaining amount represents group health insurance premiums paid on behalf of such officer.

(2) Includes group health insurance premiums paid on behalf of such officer.

(3) Represents the amount accrued during fiscal 1996 pursuant to a consulting arrangement entered into with Dr. Nacy upon her resignation from the Company, which resignation became effective October 30, 1996. The first installment of such amount ($47,500) was paid in fiscal 1996, two additional installments were paid on February 1 and May 1, 1997 and the remainder is payable on August 1, 1997. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."


         The following table sets forth certain information with respect to individual grants of stock options and warrants made during the fiscal year ended December 31, 1996 to each of the named executive officers.


                 OPTION AND WARRANT GRANTS IN LAST FISCAL YEAR


                               INDIVIDUAL GRANTS

                                                                                                            POTENTIAL REALIZABLE
                                                                                                            --------------------
                                                                                                           VALUE AT ASSUMED ANNUAL
                                                                                                           -----------------------
                                                                  % OF TOTAL                                 RATES OF STOCK PRICE
                                                                 -----------                                 --------------------
                                                                 OPTIONS/SARS                                  APPRECIATION  FOR
                                                                 -----------                                   -----------------
                                                                  GRANTED TO                                     OPTION TERM(1)
                                                                  ----------                                     --------------
                                                    OPTIONS/      EMPLOYEES
                                                      SARS        IN FISCAL      EXERCISE
                                                                  ---------       OR BASE      EXPIRATION
                             NAME                 GRANTED (#)        YEAR       PRICE ($/SH)      DATE        5% ($)      10% ($)
                             ----                 -----------        ----       ------------      ----        ------      -------
               John W. Holaday,                        100,000           16.1%         14.00     12/23/06     880,452    2,231,239
                  Ph.D.  . . . . . . . . . . .           5,000            .80%         16.25     12/31/06      51,098      129,492
               Carol A. Nacy, Ph.D (2).  . . .             --           --              --      --                --           --
               Edward R. Gubish, Ph.D.   . . .          75,000           12.1%         14.00     12/23/06     660,339    1,673,430
               Leo Einck, Ph.D.  . . . . . . .          20,000            3.2%         14.00     12/23/06     176,090      446,248
               John C. Thomas, Jr. . . . . . .          38,000            6.1%         14.00     12/23/06     334,572      847,871

___________

(footnotes on following page)

(1) Calculated by multiplying the exercise price by the annual appreciation rate shown (as prescribed by S.E.C. rules and compounded for the term of the options), subtracting the exercise price per share and multiplying the gain per share by the number of shares covered by the options. These amounts are not intended to forecast possible future appreciation, if any, of the price of the Company's Shares.
         The actual value realized upon exercise of the options to purchase Company Shares will depend on the fair market value of the Company's Shares on the date of exercise.

(2) Dr. Nacy is the former Executive Vice President of the Company. Dr. Nacy's resignation from the Company became effective October 30, 1996.

         The following table sets forth information concerning all option holdings for the fiscal year ended December 31, 1996 for each of the named executive officers:

          AGGREGATED OPTION AND WARRANT/EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION/VALUE




                                                                                                VALUE OF UNEXERCISED
                                                                 NUMBER OF UNEXERCISED        IN-THE-MONEY OPTIONS AT
                               SHARES ACQUIRED      VALUE        OPTIONS AT FY-END (#)               FY-END ($)
            NAME               ON EXERCISE (#)  REALIZED ($)   EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE(1)
            ----               ---------------  ------------   -------------------------    -------------------------
John W. Holaday, Ph.D ......         --              --             273,335/208,334             2,929,180/1,485,423
Carol A. Nacy, Ph.D (2).....       15,686         $154,899         170,000/58,203              2,417,500/574,755
Edward R. Gubish, Ph.D......         --              --              82,083/102,917              682,601/587,399
Leo Einck, Ph.D ............         --              --             41,667/61,667                378,337/494,587
John C. Thomas, Jr..........         --              --            127,835/28,500             1,579,938/64,125
-----------

(1) Calculated by multiplying the number of unexercised options outstanding at December 31, 1996 by the difference between the fair market value of the Company's Shares at December 31, 1996 ($16.25) and the option exercise price.

(2) Dr. Nacy is the former Executive Vice President of the Company. Dr. Nacy's resignation from the Company became effective October 30, 1996.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
CHANGE-IN-CONTROL ARRANGEMENTS

         In April 1996, effective as of January 1, 1996, the Company entered into a three-year employment agreement with John W. Holaday, Ph.D., Chairman and Chief Executive Officer of the Company. The agreement provides for an annual base salary of $250,000 per year. The Company may terminate the agreement without cause and, upon such termination, Dr. Holaday will be entitled to receive his base salary through the end of the initial term of the agreement (subject to an offset for salary received from subsequent employment). The agreement contains confidentiality and non-competition provisions.

         The Company is the beneficiary of a $1,000,000 key person life insurance policy on the life of Dr. Holaday. In addition, the Company maintains a $2,000,000 split-dollar life insurance policy on the life of Dr. Holaday at an annual cost of approximately $12,550. Premiums paid by the Company on such policy are treated as non-interest bearing advances to the insured for the policy. The initial proceeds of any death benefit are required to be used to repay the indebtedness, and the balance of the insurance proceeds are payable as designated by the insured.

         Each of the Company's employees has entered into a Proprietary Information and Invention Assignment Agreement providing, among other things, that such employee will not disclose any confidential information or trade secrets in any unauthorized manner and that all inventions of such officer relating to the Company's current or anticipated business during the term of employment become the Company's property.

         Effective October 30, 1996, Carol A. Nacy, Ph.D. resigned as Executive Vice President of the Company. In connection therewith, the Company entered into a one-year consulting arrangement providing for annual compensation of $190,000, which amount is payable in four equal quarterly installments beginning November 1, 1996.

         In the event of certain transactions, including those which may result a change in control, as defined under the Company's 1996 Plan, unvested installments of options to purchase Shares of the Company may become immediately exercisable.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the 1934 Act requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file with the S.E.C. initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such executive officers, directors, and greater than 10% beneficial owners are required by S.E.C. regulation to furnish the Company with copies of all Section 16(a) forms filed by such reporting persons.

         Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and greater than 10% beneficial owners were complied with.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During fiscal 1996, the members of the Compensation Committee were:
Samuel R. Dunlap, Jr., Wendell M. Starke and Donald S. Brooks.

         The Company has in the past maintained a consulting arrangement with Mr. Dunlap and in January 1996 entered into a new three year consulting agreement with Mr. Dunlap that provides for annual payments of $90,000.

         Donald S. Brooks is of counsel to the law firm Carella Byrne Bain Gilfillan Cecchi Stewart & Olstein, which provides certain legal services to the Company.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION (1)

         The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive compensation and the creation of stockholder value, while at the same time attracting, motivating and retaining senior management. The Compensation Committee's informal executive compensation philosophy (which applies generally to all Company management, including the President and Chief Executive Officer, John W. Holaday, Ph.D.) considers a number of factors, which may include:

- providing levels of compensation competitive with companies at a comparable stage of development and in the Company's geographic area;

- integrating management's compensation with the achievement of performance goals;

-        rewarding above average corporate performance; and

- recognizing and providing incentive for individual initiative and achievement.

         During fiscal 1996, the Company retained the services of an independent compensation consulting firm to assist in the establishment of certain standards and goals with respect to compensation of the Company's employees. During fiscal 1996, the compensation of senior management was weighted in part toward short-term incentives, including compensation contingent upon the Company achieving certain business and financial objectives. The Compensation Committee also endorses the position that equity ownership by senior management is beneficial in aligning senior management's and stockholders' interest in the enhancement of stockholder value by providing senior management with longer-term incentives. Accordingly, compensation structures for senior management generally include a combination of salary, bonuses and stock options. Specific executive officer base salary and bonus awards are determined with respect to performance during the previous fiscal year, based on a range of measures and by comparison to the compensation of executive officers of comparable biotechnology and pharmaceutical companies. The Compensation Committee considers the Company's performance under these measures and uses its subjective judgment and discretion in approving individual compensation. Dr. Holaday's base salary is established pursuant to an employment agreement, although his bonus is determined in the same fashion as other executive officers.

___________

(1) The material in this report is not soliciting material, is not deemed filed with the S.E.C. and is not incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

                      STOCK PRICE PERFORMANCE PRESENTATION

         The following chart compares the cumulative total stockholder return on the Company's Shares with the cumulative total stockholder return of (i) the Nasdaq Market-U.S. Index and (ii) the Hambrecht & Quist Biotechnology Index:

                 COMPARISON OF 7 MONTH CUMULATIVE TOTAL RETURN
                              AMONG ENTREMED, INC.
                     THE NASDAQ STOCK MARKET-U.S. INDEX AND
                 THE HAMBRECHT & QUIST BIOTECHNOLOGY INDEX (1)


                        6/12/96      6/96         7/96        8/96       9/96        10/96       11/96      12/96
                        -------      ----         ----        ----       ----        -----       -----      -----
ENTREMED, INC             100         100          68         102         108         102         104         108

NASDAQ                    100          96          87          92          99          98         104         104
  MARKET-U.S
  INDEX

HAMBRECHT &               100          93          89          93          99          98          96          96
  QUIST
  BIOTECHNOLOGY



________

(1) Assumes $100 invested on June 12, 1996 and assumes dividends reinvested. Measurement points begin with the date of the Company's initial public offering ("IPO") and include the last day of each month beginning with the month in which the IPO occurred, through and including December 31, 1996. The material in this chart is not soliciting material, is not deemed filed with the S.E.C. and is not incorporated by reference in any filing of the Company under the Securities Act of 1993, as amended, (the "1933 Act") or the 1934 Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing. A list of the companies included in the Hambrecht & Quist Biotechnology Index will be furnished by the Company to any stockholder upon written request to the Secretary of the Company.

                              CERTAIN TRANSACTIONS

         The Company entered into a three year consulting agreement with Samuel
R. Dunlap, Jr.  commencing January 1, 1996 that provides for annual payments of
$90,000.   In May 1996 effective August 1995, the Company entered into a termination agreement with Steve Gorlin, a co-founder and former director of the Company, superceding a previous consulting agreement with Mr. Gorlin, that provides for annual payments of $90,000 per year for a three year period.

         Leon E. Rosenberg, M.D., a director of the Company, is the Senior Vice President, Scientific Affairs of Bristol-Myers Squibb Company. In December 1995, the Company and Bristol-Myers Squibb entered into a collaboration to develop and commercialize certain antiangiogenesis therapeutics. Pursuant to this collaboration, Bristol-Myers Squibb paid to the Company during fiscal 1996 an aggregate of approximately (i) $6,535,000 in research funding and reimbursements for certain clinical trials and certain research and development and know-how and (ii) $5,000,000 in exchange for 333,333 shares of Common Stock of the Company in a private placement concurrent with the Company's initial public offering.

         Donald S. Brooks, a director of the Company, is of counsel to the law firm Carella Byrne Bain Gilfillan Cecchi Stewart & Olstein, which provides certain legal services to the Company.

         In April 1995, the Company entered into a sale/leaseback transaction with respect to certain of its equipment with MMC/GATX Partnership No. 1 ("MMC/GATX"). The general partner of MMC/GATX is Meier Mitchell & Company, an entity in which Lee F. Meier, a director nominee, is the founder and Managing Director. During fiscal 1996, the Company paid lease payments to MMC/GATX in the amount of approximately $450,000.

         Option grants for fiscal 1996 to named executive officers are set forth in the table to this Proxy Statement entitled "Option and Warrant Grants in Last Fiscal Year." Certain additional option grants are set forth under the caption "Participation in the Plans" included in this Proxy Statement in the discussion of Proposal 2.

                                   PROPOSAL 2

                        APPROVAL AND RATIFICATION OF THE
          AMENDMENT TO THE AMENDED AND RESTATED 1996 STOCK OPTION PLAN

         In April 1997, the Board of Directors of the Company adopted an amendment to the Company's Amended and Restated 1996 Stock Option Plan (the "1996 Plan"), which increases the authorized number of Shares available for option grants pursuant to the 1996 Plan from 516,667 to 1,266,667 (the "1996 Plan Amendment"). The Board of Directors is requesting and recommends to the stockholders ratification and approval of the 1996 Plan Amendment to ensure that an adequate supply of authorized unissued Shares is reserved for issuance for option grants to attract and retain executive personnel, key employees, directors, \consultants and advisors and to provide additional incentive by permitting certain individuals to participate in the ownership of the Company.

         Certain other amendments to the 1996 Plan adopted by the Board of Directors in April 1997 were undertaken primarily to make certain non-material revisions as well as to take advantage of recent modifications to Rule 16b-3
("Rule 16b-3") promulgated under the 1934 Act (the "Board Amendments").   The
Board Amendments include provisions (i) permitting certain transfers of non-qualified options, (ii) eliminating certain restrictions regarding the vesting of options to certain officers and directors and (iii) eliminating the vesting requirement for directors' options. Stockholder approval is not required, however, with respect to the Board Amendments.

         The following summary of the 1996 Plan, including the 1996 Plan Amendment and the Board Amendments, is qualified in its entirety by the specific language of the 1996 Plan, which was adopted by the Board of Directors and ratified by the stockholders of the Company in March 1996, amended and restated by the Board of Directors in April 1996, and further amended and restated by the Board of Directors in April 1997. A copy of the 1996 Plan, as amended and restated, is attached as Exhibit A to this Proxy Statement.

         The 1996 Plan, as amended, provides for the grant by the Company of options to purchase up to an aggregate of 1,266,667 shares of the Company's authorized but unissued Common Stock (in each case subject to adjustment in certain cases including stock splits, recapitalizations and reorganizations) to officers, directors, employees, consultants and independent contractors of the Company. The purposes of the 1996 Plan are to ensure the retention of existing executive personnel, key employees, directors and consultants of the Company, to attract and retain competent new executive personnel, key employees, directors and consultants and to provide additional incentive to all such persons by permitting them to participate in the ownership of the Company. The 1996 Plan terminates in April 2006.

         The 1996 Plan is administered by the Board of Directors or a committee of the Board of Directors. Options granted under the 1996 Plan may be either incentive options or non-qualified options. Incentive options granted under the 1996 Plan are exercisable for a period of up to 10 years from the date of grant at an exercise price which is not less than the fair market value of the Common Stock on the date of the grant, except that the term of an incentive option granted under the 1996 Plan to a stockholder owning more than 10% of the outstanding voting power may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Common Stock on the date of the grant. To the extent that the aggregate fair market value, as of the date of grant, of the shares for which incentive options become exercisable for the first time by an optionee during the calendar year exceeds $100,000, the portion of such option which is in excess of the $100,000 limitation will be treated as a non-qualified option. Additionally, the aggregate number of shares of Common Stock that may be subject to options granted to any person in a calendar year shall not exceed 25% of the maximum number of shares of Common Stock which may be issued from time to time under the 1996 Plan. Options granted under the 1996 Plan to officers, directors or employees of the Company generally may be exercised only while the optionee is employed or retained by the Company or within 90 days of the date of termination of the employment relationship or directorship. However, options which are exercisable at the time of termination by reason of death or permanent disability of the optionee may be exercised within 12 months of the date of termination of the employment relationship or directorship. Upon the exercise of an option, payment may be made by cash or by any other means that the Board of Directors or the committee determines.

         Options may be granted only to such employees, officers and directors of, and consultants and advisors to, the Company or any subsidiary of the Company as the Board of Directors or the committee shall select from time to time in its sole discretion, provided that only employees of the Company or a subsidiary of the Company shall be eligible to receive incentive options. As of May 20, 1997, the number of employees, officers and directors of the Company eligible to receive grants under the 1996 Plan was approximately 43 persons. The number of consultants and advisors to the Company eligible to receive grants under the 1996 Plan is not determinable. An optionee may be granted more than one option under the 1996 Plan. The Board of Directors or the committee will, in its discretion, determine (subject to the terms of the 1996
Plan) who will be granted options, the time or times at which options shall be granted, the number of shares subject to each option and whether the options are incentive options or non-qualified options. In making such determination, consideration may be given to the value of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and its subsidiaries and such other factors deemed relevant in accomplishing the purposes of the 1996 Plan.

         Under the 1996 Plan, the optionee has none of the rights of a stockholder with respect to the shares issuable upon the exercise of the option until such shares shall be issued upon such exercise. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of exercise, except as provided in the 1996 Plan. No option may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of decent and distribution or to (i) the spouse, children or grandchildren of the optionee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership in which such Immediate Family Members are the only partners or (iv) any non-profit charitable organization; provided that
(w) the options must be held by the optionee for a period of at least one month prior to transfer, (x) there may be no consideration for any such transfer, (y) the stock option agreement pursuant to which such options are granted must be approved by the Board or the committee and (z) subsequent transfers of transferred options shall be prohibited except under limited circumstances.

         The 1996 Plan provides for the acceleration of exercisability of outstanding options under certain circumstances including certain transactions which may result in changes in control of the Company.

         The Board of Directors may amend or terminate the 1996 Plan except that stockholder approval is required if required by Rule 16b-3 or Section 422 of the Code. No action taken by the Board may materially and adversely affect any outstanding option grant without the consent of the optionee.

         Directors' Options. The provisions of the 1996 Plan provide for the automatic grant of non-qualified stock options to purchase shares of Common Stock ("Director Options") to directors of the Company ("Eligible Directors"). Eligible Directors of the Company are granted a Director Option to purchase 15,000 shares of Common Stock on the date such person is first elected or appointed a director (an "Initial Director Option"). Further, on the day immediately following the date of each annual meeting of stockholders, (i) each Eligible Director, other than directors who received an Initial Director Option since the last annual meeting, will receive an automatic grant of a Director Option to purchase 5,000 shares of Common Stock, (ii) each member of any committee of the Board of Directors, other than the Executive Committee, will receive an automatic grant of a Director Option to purchase 1,000 shares of Common Stock and (iii) each member of the Executive Committee of the Board of Directors will receive an automatic grant of a Director Option to purchase 5,000 shares of Common Stock, as long as such director is a member of the Board of Directors. The exercise price for each share subject to a Director Option shall be at least equal to the fair market value of the Common Stock on the date of grant.

         The Company also maintains the 1992 Stock Incentive Plan (the "1992 Plan" and, together with the 1996 Plan, the "Plans"), adopted in December 1992, which provides for the grant by the Company of options to purchase up to an aggregate of 1,233,333 Shares. Through May 20, 1997, options to purchase all of such Shares had been granted and options to purchase 107,722 shares had been exercised.

         As of May 20, 1997, there were outstanding under the 1996 Plan options to purchase 357,967 shares of Common Stock at exercise prices ranging from $14.00 to $16.25 per share. The exercise price of all options was at least equal to the fair market value on the date of grant.

PARTICIPATION IN THE PLANS

         Option grants for fiscal 1996 to named executive officers are set forth in the table to this Proxy Statement entitled "Option Grants in Last
Fiscal Year."   During fiscal 1996, the Company granted under the Plans options to purchase an aggregate of (i) 313,000 Shares to the Company's current executive officers, including 100,000 and 5,000 Shares exercisable at $14.00 and $16.25, respectively, to John W. Holaday, Ph.D., 75,000 Shares exercisable at $14.00 to Edward R. Gubish, Ph.D., 75,000 Shares exercisable at $14.00 to R. Nelson Campbell, 20,000 Shares exercisable at $14.00 to Leo Einck, Ph.D., and 38,000 Shares exercisable at $14.00 to John C. Thomas, Jr.; (ii) 116,668 Shares to the Company's directors who are not executive officers, including 5,000 Shares exercisable at $16.25 to each of Carl Alving, M.D., Donald S. Brooks, Bart Chernow, M.D., Samuel R. Dunlap, Jr. Mark C.M. Randall and Wendell M. Starke, and 33,334 Shares exercisable at $15.00 per Share to each of Donald S. Brooks and Mark C.M. Randall and 20,000 Shares exercisable at $14.00 to Mark C.M. Randall; and (iii) 191,381 Shares to the Company's employees, including officers who are not executive officers. Such options were granted at per Share prices ranging from $9.00 to $16.25. Future grants under the 1996 Plan, other than as disclosed elsewhere herein, have not yet been determined.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1996 PLAN, AND SIGNED PROXIES WHICH ARE RETURNED WILL BE SO VOTED UNLESS OTHERWISE INSTRUCTED ON THE PROXY CARD.

                                   PROPOSAL 3

                    CLASSIFICATION OF THE BOARD OF DIRECTORS

         The purposes and effects of this proposal are set forth below, followed by a more detailed description of each proposal and how it would operate.

         The Board of Directors has approved a resolution amending the Company's Certificate of Incorporation to provide for a classified Board (the "Classified Board") and to establish procedures for filling vacancies on the Board. The text of the proposed amendment is attached to this Proxy Statement as Exhibit B. The statements made in this Proxy Statement with respect to this amendment should be read in conjunction with and are qualified in their entirety by reference to Exhibit B. If Proposal 3 is adopted, the Board intends to make certain corresponding amendments to the Company's By-laws.

         Proposal 3 would, if adopted, operate to divide the Board into three separate classes of directors, as nearly equal in number as possible, to serve a three year term and until their successors are duly elected and qualified with each class being elected at different annual stockholder meetings. Upon the effectiveness of Proposal 1, Class I directors will consist of two directors who will serve for an initial term of three years, Class II directors will consist of three directors who will serve for an initial term of two years, and Class III directors will consist of three directors who will serve for an initial term of one year. For an identification of these nominees see "Proposal 1 -- Election of Directors." At each annual meeting after 1997, directors will be elected to succeed those whose terms then expire and each newly elected director will serve for a three-year term. Proposal 3 would replace the present system of electing all of the directors annually for one-year terms.

         The effect of a Classified Board of Directors may otherwise be circumvented by increasing or decreasing the size of the Board. Prior to effectiveness of Proposal 3, vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, are required to be filled by a majority vote of the remaining members of the Board, although less than a quorum, and each person so elected serves as a director until a successor is elected by the stockholders. Additionally, the size of the Board may be increased or decreased at any time by the affirmative vote of holders representing a majority of the Company's outstanding voting stock. Proposal 3 provides that the size of the Board may be fixed solely by action of the Board itself, and that any vacancies in the Board of Directors can only be filled by a majority vote of the remaining directors then in office, even though less than a quorum, and each person so elected would serve for the remainder of the full term of the class in which the new directorship was created or the vacancy occurred. If the number of directors constituting the Board is increased or decreased, the resulting number of directors will be apportioned among the three classes so as to make all classes as nearly equal in number as possible, except that the term of any incumbent director may not be shortened. In addition, under the applicable provisions of the Delaware General Corporation Law ("GCL"), as a result of the establishment of a Classified Board, directors may only be removed for cause.

         Adoption of Proposal 3 may have the effect of making it more difficult for stockholders to remove the existing management of the Company and may, therefore, discourage potentially unfriendly bids for shares of the Company. The amendment may also impede assumption of the management of the Company by any other person or entity which, through a takeover bid or otherwise, might obtain a substantial number of shares of Common Stock. Proposal 3 is not being recommended in response to any past problems regarding Board of Director continuity or any specific effort of which the Board of Directors is aware to accumulate the Company's stock or to acquire control of the Company, but rather in recognition that such activities might occur in the future. In considering Proposal 1, stockholders should consider and review the "REASONS FOR PROPOSAL 3" and "POSSIBLE ANTI-TAKEOVER EFFECTS OF THE PROPOSAL 3."

REASONS FOR PROPOSAL 3

         The Board of Directors believes that Proposal 3 will enhance the ability of the Company to carry out long-range plans and goals for the benefit of the Company and its stockholders. The Company believes that approval of Proposal 3 will promote these long range plans and goals since, if adopted, it would establish a Classified Board, creating directorships for longer terms which expire at different intervals. Although the Company has not experienced difficulties in the past in maintaining continuity of operations and management, the Board of Directors believes that a Classified Board will assist the Company in maintaining this continuity into the future. These provisions should increase the likelihood of continuity and stability in the composition of the Board of Directors and, at the same time, reduce the possibility that a third party could effect or threaten to effect a sudden or surprise change in majority control of the Board of Directors without the support of the incumbent Board.

         A Classified Board would also extend the time it would take for a hostile stockholder to obtain control of the Company's Board of Directors, thereby limiting such abusive takeover tactics as two tiered tender offers. Assuming each class of directors is equal in size, even a majority stockholder could not obtain control of the Board until the second annual stockholders meeting after it acquired a majority of the voting stock. During this time, the Board of Directors would have a better opportunity to negotiate with any such majority stockholder to obtain more favorable price and terms in any merger or tender offer. In addition, Proposal 3 will eliminate the ability of the stockholders to dismiss the entire Board of Directors and to increase or decrease the size of the Board, and will, therefore, further promote continuity of operations and management.

POSSIBLE ANTI-TAKEOVER EFFECTS OF THE PROPOSAL

         Proposal 3 is intended to encourage persons seeking to acquire control of the Company to initiate such an acquisition through arm's length negotiations with the Company's Board of Directors. The Board of Directors believe that the approval of Proposal 3 will enable the Board of Directors to evaluate the proposal and study alternative proposals in the absence of the coercive atmosphere that might otherwise prevail and without the imminent threat of removal. The Company believes that this ability to evaluate and negotiate will help ensure that the best price is obtained in any acquisition transaction that may ultimately be consummated.

         Proposal 3 cannot, and is not intended to, prevent a purchase of all or a majority of the equity securities of the Company nor are they intended to deter bids or other efforts to acquire such securities. Rather, the Board of Directors believes that Proposal 3 will encourage third parties which may seek to acquire control of the Company to initiate such an acquisition through negotiations directly with the Board of Directors. Therefore, the Board believes that it will be in a better position to protect the interests of all of the stockholders if Proposal 3 is approved. In addition, the stockholders of the Company will have a more meaningful opportunity to evaluate such action.

         Adoption of Proposal 3 may deter certain mergers, tender offers, proxy contests or other future takeover attempts which holders of some or even a majority of the outstanding stock believe to be in their best interests, and may make removal of management more difficult even if such removal would be beneficial in the judgment of many of the stockholders. Not all takeovers or changes in control of the Board of Directors that are proposed and effected without prior consultation and negotiation with the incumbent Board are necessarily detrimental to the Company and its stockholders. However, the Board believes that the benefits of seeking to protect its ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging such proposals.

         Although Proposal 3 is intended to encourage persons seeking to acquire control of the Company to initiate such an acquisition through arm's length negotiations with the Board the overall effect of these provisions may be to discourage a third party from making a tender offer for a portion or all of the Company's securities, hostile or otherwise (including an offer at a substantial premium over the then prevailing market value of the Company's Common Stock), or otherwise attempting to obtain a substantial portion of the Common Stock of the Company in order to commence a proxy contest or engage in other takeover-related action, even though some or a majority of the Company's stockholders might believe such actions to be beneficial. If third parties are discouraged from making offers for all or a substantial portion of the Company's Common Stock, the effect may be to dampen demand for, or speculation in, the Company's Common Stock and therefore negatively impact the price of the Common Stock.

         To the extent that any third party potential acquirors are deterred by Proposal 3, such provisions may serve to benefit incumbent management by making it more difficult to remove management, even when the only reason for the proposed change of control or the stockholder action may be the unsatisfactory performance of the present directors. In addition, since Proposal 3 is, in part, designed to discourage accumulating large blocks of the Company's voting securities by purchasers whose objective is to gain control of the Company, their adoption could tend to reduce the temporary fluctuation in the market price of such voting stock that frequently results from such accumulations or attempted accumulations. Accordingly, stockholders could be deprived of certain opportunities to sell their shares at a higher market price.

RELATIONSHIP OF PROPOSAL 3 TO OTHER PROVISIONS

         Existing provisions of the Delaware GCL and the Company's Certificate of Incorporation may be deemed to discourage unsolicited takeover proposals regardless of the adoption or rejection of the Proposals. Although the Company's current Certificate of Incorporation does not contain provisions intended by the Company to have, or to the knowledge of the Board of Directors having, an anti-takeover effect, it currently authorizes the issuance of 27,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. The Board has the authority to fix by resolution the designations, powers, preferences, rights, qualifications, limitations or restrictions on the shares of Preferred Stock. This authorized and available Common Stock and Preferred Stock could (within the limits imposed by applicable law and the rules of the Nasdaq National Market) be issued by the Company and used to discourage a change in control of the Company. For example, the Company could privately place shares with purchasers who might side with the Board of Directors in opposing a hostile takeover. Additionally, the Board could designate a series of Preferred Stock to be issued in connection with a rights plan. In addition, the Company's By-laws currently restrict the calling of a special meeting to the Board of Directors or the President or the Secretary at the request of shareholders of a majority of the voting stock. The provision could make it more difficult for a party to seeking to acquire control to call a meeting for the election of directors or to take other desired corporation action.

         Once a Classified Board is established, the Delaware GCL prohibits stockholders from removing members of a Classified Board without cause before the expiration of their respective terms unless the Certificate of Incorporation specifies otherwise. The Delaware GCL contains a number of other provisions which are designed to strengthen the position of incumbent management in connection with a takeover attempt. For example, Delaware law provides that a corporation has the general power, exercisable by its board of directors, to accept, reject, respond to or take no action in respect of an actual or proposed acquisition, divestiture, tender offer, takeover or other fundamental change. The case law of Delaware has developed special standards for deciding whether to uphold or advocate the actions of incumbent management in the context of takeover proposals.

         The Company is also subject to Section 203 of the Delaware GCL, which provides that a person who acquires fifteen percent (15%) or more of the outstanding voting stock of a Delaware corporation becomes an "interested stockholder". Section 203 prohibits a corporation from engaging in mergers or certain other "business combinations" with an interested stockholder for a period of three (3) years, unless (i) prior to the date the stockholder becomes an interested stockholder, the board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder; or (ii) the interested stockholder is able to acquire ownership of at least eighty-five percent (85%) of the outstanding voting stock of the corporation (excluding shares owned by directors of the corporation who are also officers and shares owned by certain employee stock plans) in the same transaction by which the stockholder became an interested stockholder; or (iii) the interested stockholder obtains control of the board of directors, which then approves a business combination which is authorized by a vote of the holders of two-thirds of the outstanding voting stock not held by the interested stockholder.

         The definition of interested stockholder does not include persons whose ownership of voting stock exceeds the fifteen percent (15%) threshold as a result of action taken by the corporation unless that person thereafter acquires additional shares.

         A "business combination" is defined broadly in the Delaware GCL to include any merger or consolidation with the interested stockholder, any merger or consolidation caused by the interested stockholder in which the surviving corporation will not be subject to Delaware law, or the sale, lease, exchange, mortgage, pledge, transfer or other disposition to the interested stockholder of any assets of the corporation having a market value equal to or greater than ten percent (10%) of the aggregate market value of the assets of the corporation. "Business combination" is also defined to include transfers of stock of the corporation or a subsidiary to the interested stockholder (except for transfers in conversion, exchange or pro rata distribution which do not increase the interested stockholder's proportionate ownership of a class or series), or any receipt by the interested stockholder (except proportionately as a stockholder) of any loans, advances, guaranties, pledges or financial benefits.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE CLASSIFICATION OF THE BOARD OF DIRECTORS AND FOR THE APPROVAL OF PROPOSAL 3.

                                   PROPOSAL 4

                        APPROVAL AND RATIFICATION OF THE
                      APPOINTMENT OF INDEPENDENT AUDITORS

         The Management of the Company recommends a vote for the approval and ratification of the appointment of Ernst & Young LLP, Certified Public Accountants, as the Company's independent auditors for the fiscal year ending December 31, 1997. Ernst & Young LLP have been the Company's auditors for the past fiscal year and has no direct or indirect financial interest in the Company. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement if he or she desires to do so, and shall be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AND FOR THE ADOPTION OF PROPOSAL 4.


                                    GENERAL

         The Management of the Company does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the meeting. If any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

         The Company will bear the cost of preparing, printing, assembling and mailing the proxy, Proxy Statement and other material which may be sent to stockholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at the request of the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit by telephone proxies without additional compensation. The Company does not expect to pay any compensation for the solicitation of proxies.

         The Company will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1996 (as filed with the S.E.C.) including the financial statements thereto. All such requests should be directed to the Secretary of the Company, John C. Thomas, Jr., EntreMed, Inc., 9610 Medical Center Drive, Suite 200, Rockville, Maryland 20850.

                             STOCKHOLDER PROPOSALS

         The Annual Meeting of Stockholders for the fiscal year ending December 31, 1997 is expected to be held in June 1998. All proposals intended to be presented at the Company's next Annual Meeting of Stockholders must be received at the Company's executive office no later than December 31, 1997, for inclusion in the Proxy Statement and form of proxy related to that meeting.





                                 By Order of the Board of Directors,

                                 John W. Holaday, Ph.D.
                                 Chairman, President and Chief Executive Officer



Dated: May 23, 1997

                                   EXHIBIT A

                                 ENTREMED, INC.

                  AMENDED AND RESTATED 1996 STOCK OPTION PLAN


1.       Purpose.

         The purpose of this plan (the "Plan") is to secure for ENTREMED, INC. (the "Company") and its shareholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Company who are expected to contribute to the Company's future growth and success. Except where the context otherwise requires, the term "Company" shall include all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"). Those provisions of the Plan which make express reference to Section 422 of the Code shall apply only to Incentive Stock Options (as that term is defined in the Plan).

2.       Type of Options and Administration.

         (a) Types of Options. Options granted pursuant to the Plan shall be authorized by action of the Board of Directors of the Company (or a committee designated by the Board of Directors) and may be either incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Code or non-statutory options which are not intended to meet the requirements of Section 422 of the Code.

         (b) Administration. The Plan will be administered by a committee (the "Committee") appointed by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The delegation of powers to the Committee shall be consistent with applicable laws or regulations (including, without limitation, applicable state law and Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor rule). The Committee may in its sole discretion grant options to purchase shares of the Company's Common Stock, $.01 par value per share ("Common Stock") and issue shares upon exercise of such options as provided in the Plan. The Committee shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which need not be identical, and to make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination under the Plan made in good faith. Subject to adjustment as provided in Section 15 below, the aggregate number of shares of Common Stock that may be subject to options granted to any person in a calendar year shall not exceed 25% of the maximum number of shares which may be issued and sold under the Plan, as set forth in
Section 4 hereof, as such section may be amended from time to time.

         (c) Applicability of Rule 16b-3. Those provisions of the Plan which make express reference to Rule 16b-3 shall apply to the Company only at such time as the Company's Common Stock is registered under the Exchange Act, subject to the last sentence of Section 3(b), and then only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a "Reporting Person").

3.       Eligibility.

         (a) General. Options may be granted to persons who are, at the time of grant, employees, officers or directors of, or consultants or advisors to, the Company or any subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Code ("Participants") provided, that Incentive Stock Options may only be granted to individuals who are employees of the Company (within the meaning of Section 3401(c) of the Code). A person who has been granted an option may, if he or she is otherwise eligible, be granted additional options if the Committee shall so determine.

         (b) Grant of Options to Reporting Persons. The selection of a director or an officer who is a Reporting Person (as the terms "director" and "officer" are defined for purposes of Rule 16b-3) as a recipient of an option, the timing of the option grant, the exercise price of the option and the number of shares subject to the option shall be determined in advance of the grant either (i) by the Board of Directors or (ii) by a committee consisting of two or more directors having full authority to act in the matter, each of whom shall be a "non- employee director" (as hereinafter defined). For the purposes of the Plan, a director shall be deemed to be a "non-employee director" only if such person qualifies as a "non-employee director" within the meaning of Rule 16b-3, as such term is interpreted from time to time.

         (c) Directors' Options. Commencing on the date this plan is adopted by the Board of Directors, directors of the Company ("Eligible Directors") will be granted an option (a "Director Option") to purchase 15,000 shares of Common Stock on the date that such person is first elected or appointed a director ("Initial Director Option"). Commencing on the day immediately following the date of the annual meeting of stockholders for the Company's fiscal year ending December 31, 1996, (i) each Eligible Director will receive an automatic grant of a Director Option to purchase 5,000 shares of Common Stock, (ii) each member of any committee of the Board of Directors, other than the Executive Committee, will receive an automatic grant of a Director Option to purchase 1,000 shares of Common Stock and (iii) each member of the Executive Committee of the Board of Directors will receive an automatic grant of a Director Option to purchase 5,000 shares of Common Stock (each, an "Automatic Grant") on the day immediately following the date of each annual meeting of stockholders, as long as such director is a member of the Board of Directors. The exercise price for each share subject to a Director Option shall be equal to the fair market value of the Common Stock on the date of grant.

Director Options shall be exercisable commencing on the date the option is granted and will expire the earlier of 10 years after the date of grant, unless such Director Option is an Incentive Stock Option in which case such Director Option shall be subject to the additional terms and conditions set forth in
Section 11.

4.       Stock Subject to Plan.

         The stock subject to options granted under the Plan shall be shares of authorized but unissued or reacquired Common Stock. Subject to adjustment as provided in Section 15 below, the maximum number of shares of Common Stock of the Company which may be issued and sold under the Plan is 1,266,667 shares.
If an option granted under the Plan shall expire, terminate or is cancelled for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan.

5.       Forms of Option Agreements.

         As a condition to the grant of an option under the Plan, each recipient of an option shall execute an option agreement in such form not inconsistent with the Plan as may be approved by the Board of Directors. Such option agreements may differ among recipients.

6.       Purchase Price.

         (a) General. The purchase price per share of stock deliverable upon the exercise of an option shall be determined by the Board of Directors at the time of grant of such option; provided, however, that in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the Fair Market Value (as hereinafter defined) of such stock, at the time of grant of such option, or less than 110% of such Fair Market Value in the case of options described in Section 11(b). "Fair Market Value" of a share of Common Stock of the Company as of a specified date for the purposes of the Plan shall mean the closing price of a share of the Common Stock on the principal securities exchange (including the Nasdaq National Market) on which such shares are traded on the day immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding date on which such shares are traded if no shares were traded on such immediately preceding day, or if the shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the shares in the over-the-counter market on the day immediately preceding the date as of which Fair Market Value is being determined or on the next preceding date on which such high bid and low asked prices were recorded. If the shares are not publicly traded, Fair Market Value of a share of Common Stock (including, in the case of any repurchase of shares, any distributions with respect thereto which would be repurchased with the shares) shall be determined in good faith by the Board of Directors. In no case shall Fair Market Value be determined with regard to restrictions other than restrictions which, by their terms, will never lapse.

         (b) Payment of Purchase Price. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or by any other means which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 and Regulation T promulgated by the Federal Reserve Board).

7.       Option Period.

         Subject to earlier termination as provided in the Plan, each option and all rights thereunder shall expire on such date as determined by the Board of Directors and set forth in the applicable option agreement, provided, that such date shall not be later than (10) ten years after the date on which the option is granted.

8.       Exercise of Options.

         Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the option agreement evidencing such option, subject to the provisions of the Plan. Subject to the requirements in the immediately preceding sentence, if an option is not at the time of grant immediately exercisable, the Board of Directors may (i) in the agreement evidencing such option, provide for the acceleration of the exercise date or dates of the subject option upon the occurrence of specified events, and/or (ii) at any time prior to the complete termination of an option, accelerate the exercise date or dates of such option.

9.       Transferability of Options.

         No incentive stock option granted under this Plan shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The Board of Directors or any committee thereof may, in its discretion, authorize all or a portion of any non-statutory options to be granted to an optionee to be on terms which permit transfer by such optionee to (i) the spouse, children or grandchildren of the optionee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership in which such Immediate Family Members are the only partners or (iv) any non-profit charitable organization; provided that
(w) the options must be held by the optionee for a period of at least one month prior to transfer, (x) there may be no consideration for any such transfer, (y) the stock option agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred options shall be prohibited except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of the Plan the term "optionee" shall be deemed to refer to the transferee. The events of termination of employment of Section 10 hereof shall continue to be applied with respect to the original optionee. In the event an optionee dies during his employment by the Company or any of its subsidiaries, or during the three-month period following the date of termination of such employment, his option shall thereafter be exercisable, during the period specified in the option agreement, by his executors or administrators to the full extent to which such option was exercisable by the optionee at the time of his death during the periods set forth in Section 10 or 11(d).

10.      Effect of Termination of Employment or Other Relationship.

         Except as provided in Section 11(d) with respect to Incentive Stock Options and except as otherwise determined by the Committee at the date of grant of an option, and subject to the provisions of the Plan, an optionee may exercise an option at any time within three (3) months following the termination of the optionee's employment or other relationship with the Company or within one (1) year if such termination was due to the death or disability of the optionee but, except in the case of the optionee's death, in no event later than the expiration date of the option. If the termination of the optionee's employment is for cause or is otherwise attributable to a breach by the optionee of an employment or confidentiality or non-disclosure agreement, the option shall expire immediately upon such termination. The Board of Directors shall have the power to determine what constitutes a termination for cause or a breach of an employment or confidentiality or non-disclosure agreement, whether an optionee has been terminated for cause or has breached such an agreement, and the date upon which such termination for cause or breach occurs. Any such determinations shall be final and conclusive and binding upon the optionee.

11.      Incentive Stock Options.

         Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

         (a) Express Designation. All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

         (b) 10% Shareholder. If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

                  (i) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one share of Common Stock at the time of grant; and

                  (ii) The option exercise period shall not exceed five years from the date of grant.

         (c) Dollar Limitation. For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value, as of the respective date or dates of grant, of more than $100,000.

         (d) Termination of Employment, Death or Disability. No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, employed by the Company, except that:

               (i) an Incentive Stock Option may be exercised within the period of three months after the date the optionee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement), provided, that the agreement with respect to such option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a non-statutory option under the Plan;

              (ii) if the optionee dies while in the employ of the Company, or within three months after the optionee ceases to be such an employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable option agreement); and

             (iii) if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provisions thereto) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement).

For all purposes of the Plan and any option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

12.      Additional Provisions.

         (a) Additional Option Provisions. The Board of Directors may, in its sole discretion, include additional provisions in option agreements covering options granted under the Plan, including without limitation restrictions on transfer, repurchase rights, rights of first refusal, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board of Directors; provided, that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive

Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

         (b) Acceleration, Extension, Etc. The Board of Directors may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or (ii) extend the dates during which all, or any particular, option or options granted under the Plan may be exercised; provided, however, that no such extension shall be permitted if it would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3 (if applicable).

13.      General Restrictions.

         (a) Investment Representations. The Company may require any person to whom an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option or award, for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock, including any "lock-up" or other restriction on transferability.

         (b) Compliance With Securities Law. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option or award upon any securities exchange or automated quotation system or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with the issuance or purchase of shares thereunder, such option or award may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

14.      Rights as a Shareholder.

         The holder of an option shall have no rights as a shareholder with respect to any shares covered by the option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

15. Adjustment Provisions for Recapitalizations, Reorganizations and Related Transactions.

         (a) Recapitalizations and Related Transactions. If, through or as a result of any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in (x) the maximum number and kind of shares reserved for issuance under or otherwise referred to in the Plan, (y) the number and kind of shares or other securities subject to any then outstanding options under the Plan, and (z) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 15 if such adjustment (i) would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3 or (ii) would be considered as the adoption of a new plan requiring stockholder approval.

         (b) Reorganization, Merger and Related Transactions. All outstanding options under the Plan shall become fully exercisable for a period of sixty (60) days following the occurrence of any Trigger Event, whether or not such options are then exercisable under the provisions of the applicable agreements relating thereto. For purposes of the Plan, a "Trigger Event" is any one of the following events:

                 (i) the date on which shares of Common Stock are first purchased pursuant to a tender offer or exchange offer (other than such an offer by the Company, any Subsidiary, any employee benefit plan of the Company or of any Subsidiary or any entity holding shares or other securities of the Company for or pursuant to the terms of such plan), whether or not such offer is approved or opposed by the Company and regardless of the number of shares purchased pursuant to such offer;

                 (ii) the date the Company acquires knowledge that any person or group deemed a person under Section 13(d)-3 of the Exchange Act (other than the Company, any Subsidiary, any employee benefit plan of the Company or of any Subsidiary or any entity holding shares of Common Stock or other securities of the Company for or pursuant to the terms of any such plan or any individual or entity or group or affiliate thereof which acquired its beneficial ownership interest prior to the date the Plan was adopted by the Board), in a transaction or series of transactions, has become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of securities of the Company entitling the person or group to 30% or more of all votes (without consideration of the rights of any class or stock to elect directors by a separate class vote) to which all shareholders of the Company would be entitled in the election of the Board of Directors were an election held on such date;

                 (iii) the date, during any period of two consecutive years, when individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the shareholders of the Company, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period; and

                 (iv) the date of approval by the shareholders of the Company of an agreement (a "reorganization agreement") providing for:

                          (A) The merger of consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, do not beneficially own, immediately after the merger or consolidation, shares of the corporation issuing cash or securities in the merger or consolidation entitling such shareholders to 65% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all shareholders of such corporation would be entitled in the election of directors or where the members of the Board of Directors of the Company, immediately prior to the merger or consolidation, do not, immediately after the merger or consolidation, constitute a majority of the Board of Directors of the corporation issuing cash or securities in the merger or consolidation; or

                          (B) The sale or other disposition of all or substantially all the assets of the Company.

         (c) Board Authority to Make Adjustments. Any adjustments under this Section 15 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

16.      Merger, Consolidation, Asset Sale, Liquidation, etc.

         (a) General. In the event of any sale, merger, transfer or acquisition of the Company or substantially all of the assets of the Company in which the Company is not the surviving corporation, and provided that after the Company shall have requested the acquiring or succeeding corporation (or an affiliate thereof), that equivalent options shall be substituted and such successor corporation shall have refused or failed to assume all options outstanding under the Plan or issue substantially equivalent options, then any or all outstanding options under the Plan shall accelerate and become exercisable in full immediately prior to such event. The Committee will notify holders of options under the Plan that any such options shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the options will terminate upon expiration of such notice.

         (b) Substitute Options. The Company may grant options under the Plan in substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation.
The Company may direct that substitute options be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.

17.      No Special Employment Rights.

         Nothing contained in the Plan or in any option shall confer upon any optionee any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the optionee.

18.      Other Employee Benefits.

         Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an option or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

19.      Amendment of the Plan.

         (a) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect; provided, however, that if at any time the approval of the shareholders of the Company is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, or under Rule 16b-3, the Board of Directors may not effect such modification or amendment without such approval.

         (b) The modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an option previously granted to him or her. With the consent of the optionee affected, the Board of Directors may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify
(i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code and (ii) the terms and provisions of the Plan and of any outstanding option to the extent necessary to ensure the qualification of the Plan under Rule 16b-3.

20.      Withholding.

         (a) The Company shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option or (ii) by delivering to the Company shares of Common Stock already owned by the optionee. The shares so delivered or withheld shall have a Fair Market Value equal to such withholding obligation as of the date that the amount of tax to be withheld is to be determined. An optionee who has made an election pursuant to this Section 20(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

         (b) The acceptance of shares of Common Stock upon exercise of an Incentive Stock Option shall constitute an agreement by the optionee (i) to notify the Company if any or all of such shares are disposed of by the optionee within two years from the date the option was granted or within one year from the date the shares were issued to the optionee pursuant to the exercise of the option, and (ii) if required by law, to remit to the Company, at the time of and in the case of any such disposition, an amount sufficient to satisfy the Company's federal, state and local withholding tax obligations with respect to such disposition, whether or not, as to both (i) and (ii), the optionee is in the employ of the Company at the time of such disposition.

         (c) Notwithstanding the foregoing, in the case of a Reporting Person whose options have been granted in accordance with the provisions of
Section 3(b) herein, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3.

21.      Cancellation and New Grant of Options, Etc.

         The Board of Directors shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding options under the Plan and the grant in substitution therefor of new options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the cancelled options or (ii) the amendment of the terms of any and all outstanding options under the Plan to provide an option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options.

22.      Effective Date and Duration of the Plan.

         (a) Effective Date. The Plan shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, no options previously granted under the Plan shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be granted thereafter. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board of Directors; amendments requiring shareholder approval (as provided in Section
21) shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such Incentive Stock Option to a particular optionee) unless and until such amendment shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months of the Board's adoption of such amendment, any Incentive Stock Options granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular optionee. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

         (b)     Termination.  Unless sooner terminated in accordance with
Section 16, the Plan shall terminate upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of options granted under the Plan. If the date of termination is determined under (i) above, then options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

23.      Provision for Foreign Participants.

         The Board of Directors may, without amending the Plan, modify awards or options granted to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

24.      Governing Law.

         The provisions of this Plan shall be governed and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws.

         Adopted by the Board of Directors on March 29, 1996, amended and restated on May 7, 1996 and further amended and restated on April 4, 1997.

                                   EXHIBIT B

                                   PROPOSAL 3

                 The following shall be added as the first paragraph under
Article VI of the Certificate of Incorporation:

                 "Terms of Directors. The number of Directors of the Corporation shall be fixed by resolution duly adopted from time to time by the Board of Directors. The Directors, shall be classified, with respect to the term for which they hold office, into three classes, as nearly equal in number as possible. The initial Class I Director shall serve for a term expiring at the annual meeting of stockholders to be held in 1998, the initial Class II Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 1999, and the initial Class III Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2000. At each annual meeting of stockholders, the successor or successors of the class of Directors whose term expires at that meeting shall be elected by a plurality of the votes cast at such meeting and shall hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal."

                 The following shall be added as the second paragraph under
Article VI of the Certificate of Incorporation.

                 "Vacancies. Any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors. Any Director appointed in accordance with the preceding sentence shall hold office until the annual meeting of stockholders at which the class of directors for which he or she has been chosen is elected and until such Director's successor shall have been duly elected and qualified or until his or her earlier resignation or removal. When the number of Directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of Directors shall be apportioned so as to maintain each class as nearly equal in number as possible; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director.

PROXY

                                 ENTREMED, INC.
                         ANNUAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints John W. Holaday, Ph.D. as proxy to represent the undersigned at the Annual Meeting of Stockholders to be held at the Gaithersburg Marriott Washingtonian Center, 9751 Washington Boulevard, Gaithersburg, Maryland 20878 on June 30, 1997 at 10:00 a.m. and at any adjournment thereof, and to vote the shares of Common Stock the undersigned would be entitled to vote if personally present, as indicated below.

         1.  Election of Directors

             FOR all nominees listed below [ ]   WITHHOLDING AUTHORITY  [ ]
             (except as marked to the            to vote for all nominees listed
             contrary below)                     below

John W. Holaday, Ph.D., Donald S. Brooks, Bart Chernow, M.D., Samuel R. Dunlap, Jr., Lee F. Meier, Mark C.M. Randall, Leon E. Rosenberg, M.D., Wendell M. Starke

         (INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below.)

______________________________________________________________________________


         2. To approve an amendment to the Company's Amended and Restated 1996 Stock Option Plan in order to increase the number of shares of Common Stock reserved for issuance thereunder from 516,667 to 1,266,667.

                 FOR [ ]        AGAINST [ ]                 ABSTAIN [ ]


         3. To consider and act upon a proposed amendment to the Certificate of Incorporation to provide for the classification of the Company's Board of Directors into three classes.

                 FOR [ ]        AGAINST [ ]                 ABSTAIN [ ]

         4. Approval and ratification of the appointment of Ernst & Young L.L.P. as independent auditors.


                 FOR [ ]        AGAINST [ ]                 ABSTAIN [ ]


         5. IN THEIR DISCRETION, PROXIES ARE AUTHORIZED TO VOTE UPON SUCH BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

         THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CONTRARY INSTRUCTION IS GIVEN, THE SHARES OF COMMON STOCK WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES, FOR THE AMENDMENT TO THE AMENDED AND RESTATED 1996 STOCK OPTION PLAN, FOR THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE CLASSIFICATION OF THE COMPANY'S BOARD OF DIRECTORS INTO THREE CLASSES AND FOR THE APPROVAL AND RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.


                        DATED:______________________, 1997



                        __________________________________
                        Signature


                        __________________________________
                        Signature if held jointly.

                        (Please date, sign as name appears at the left, and return promptly. If the Shares are registered in the names of two or more persons, each should sign. When signing as Corporate Officer, Partner, Executor, Administrator, Trustee or Guardian, please give full title. Please note any changes in your address alongside the address as it appears in the proxy.)